                                           AMENDMENT TO TRUST AGREEMENT

                  This  Amendment  to Trust  Agreement  (this  "Amendment")  is  entered  into as of the 8th day of
December,  2004, among (i) SOUTHERN  CALIFORNIA  EDISON COMPANY (the  "Depositor"),  (ii) CHASE MANHATTAN BANK USA,
NATIONAL  ASSOCIATION,  a national banking  association,  as Trustee (the "Delaware  Trustee"),  and (iii) JPMORGAN
CHASE BANK, N.A., a national banking  association,  as Trustee (formerly known as JPMORGAN CHASE BANK and THE CHASE
MANHATTAN BANK) (jointly with the Delaware Trustee, the "Trustees") of SCE Trust II (the "Trust").

                  WHEREAS,  the governing  instrument of the Trust is the Trust  Agreement,  dated as of August 22,
2000 (the "Trust Agreement"), between the Depositor and the Trustees; and

                  WHEREAS, the parties hereto desire to amend the Trust Agreement as set forth herein.

                  NOW, THEREFORE, the signatories hereto hereby agree as follows:

I.       Amendments
         ----------

                  A.       The Trust  Agreement is hereby  amended by deleting all  references  to "Business  Trust
Act" therein and  substituting  the words  "Statutory  Trust Act" in lieu  thereof.  The Trust  Agreement is hereby amended by deleting all references to "business  trust" therein and  substituting  the words  "statutory  trust" in lieu thereof.

                  B.       Section 3 of the Trust  Agreement is hereby  amended by deleting the words "the form" in the third line thereof and substituting the words "a form" in lieu thereof.

                  C.       Section 9 of the Trust  Agreement is hereby  amended by adding the  following to the end thereof:

                  "If the 1933 Act Registration  Statement  expires or is otherwise  terminated,  then the  Depositor  shall  inform  the  Trustees  either  that  (i) the  Trust  shall be dissolved,  wound up and  terminated  and that the Trustees  shall  execute and file with the Delaware  Secretary of State (at the Depositor's  expense) a Certificate of
                  Cancellation  of the  Certificate of Trust of the Trust, or (ii) the Trust shall not be dissolved,  wound up and terminated due to the fact that the Trust will, within a reasonable  time  period,  become  registrants  in  another  1933  Act  Registration
                  Statement relating to Preferred Securities of the Trust."

                  D.       The  Trust  Agreement  is  hereby  amended  by  adding  a new  Section  10 to the  Trust
Agreement as follows:

                  "The Depositor hereby agrees to (i) reimburse the Trustees for all reasonable  expenses  (including  reasonable  fees and expenses of counsel and other experts),  (ii)  indemnify,  defend and hold  harmless  the  Trustees and any of the officers,  directors,  employees  and  agents  of  the  Trustees  (the  "Indemnified
                  Persons")  from and against  all  losses,  damages,  liabilities,  claims,  actions, suits, costs,  expenses,  disbursements  (including the reasonable fees and expenses of counsel),  taxes and penalties of any kind and nature  whatsoever  (collectively,
                  "Expenses"),  to the extent that such  Expenses  arise out of or are imposed upon or asserted  at  any  time  against  such  Indemnified  Persons  with  respect  to  the performance of this Trust Agreement,  the creation,  operation or termination of the
                  Trust or the transactions  contemplated hereby;  provided,  that the Depositor shall not be required to indemnify  any  Indemnified  Person for any Expenses  which are a result of the willful misconduct,  bad faith or gross negligence of such Indemnified
                  Person and (iii) advance to each such Indemnified  Person Expenses  incurred by such
                  Indemnified Person in defending any claim, demand,  action, suit or proceeding prior to the final  disposition of such claim,  demand,  action,  suit or proceeding  upon receipt by the  Depositor  of an  undertaking,  by or on behalf of such  Indemnified
                  Person, to repay such amount if it shall be determined that such Indemnified  Person is not entitled to be indemnified  therefor  under this Section 10. The  obligations of the Depositor  under this Section 10 shall survive the  resignation or removal of either of the  Trustees,  shall  survive  the  termination,  amendment,  supplement, and/or  restatement of this Trust  Agreement,  and shall survive the transfer by the
                  Depositor of any or all of its interest in the Trust."

II.      Miscellaneous
         -------------

                  A.       This  Amendment  may be  executed  in one or more  counterparts,  each of which  will be deemed an original, but all of which together will constitute one and the same instrument.

                  B.       Except to the extent  modified  hereby,  the Trust  Agreement shall remain in full force and effect.

                  C.       This  Amendment  shall  be  binding  upon,  and  shall  inure  to the  benefit  of,  the signatories hereto and their respective successors and assigns.

                  D.       This  Agreement  shall be governed by and construed in  accordance  with the laws of the
State of Delaware, without regard to conflicts of laws principles.

                  Capitalized  terms  used  herein  and not  otherwise  defined  are used as  defined  in the Trust
Agreement.
                                             [Signatures on next page]

         IN WITNESS  WHEREOF,  the parties  hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                            SOUTHERN CALIFORNIA EDISON COMPANY, as Depositor

                                            By:      /s/ Mary C. Simpson
                                            ------------------------------------------------
                                                     Name:  Mary C. Simpson
                                                     Title:    Assistant Treasurer

                                            JPMORGAN CHASE BANK, N.A., as Trustee

                                            By:      /s/ James M. Foley
                                            ------------------------------------------------
                                                     Name:  James M. Foley
                                                     Title:    Assistant Vice President

                                            CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Trustee

                                            By:      /s/ John J. Cashin
                                            ------------------------------------------------
                                                     Name:     John J. Cashin
                                                     Title:    Vice President